Exhibit 10.17

INCREMENTAL AMENDMENT

(AMENDMENT NO. 1 TO CREDIT AGREEMENT)

INCREMENTAL AMENDMENT (this “Agreement”), dated as of August 22, 2019, among KNOWLTON DEVELOPMENT HOLDCO, INC., a corporation duly constituted under the laws of the Province of British Columbia (“Holdings”), KDC US HOLDINGS, INC., a Virginia corporation (the “US Borrower”), KNOWLTON DEVELOPMENT CORPORATION INC., a corporation duly amalgamated under the laws of the Province of British Columbia (the “Canadian Borrower” or “Borrower Representative” and, together with the US Borrower, collectively, the “Borrowers”), the subsidiaries of the Borrowers party hereto, Jefferies Finance LLC (“Jefferies”), as the “Incremental Term Loan Lender” (in such capacity and collectively with each other financial institution from time to time holding Incremental Term Loans, “Incremental Term Loan Lenders” and each, an “Incremental Term Loan Lender”, Jefferies acting in its capacity as the initial Incremental Lead Arranger (the “Initial Incremental Lead Arranger”) and together with the other arrangers, the “Incremental Lead Arrangers”), UBS AG, Stamford Branch, as administrative agent and collateral agent for the Incremental Term Loan Lenders (in such capacities, the “Agent”), relating to the Credit Agreement, dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders and Issuing Banks from time to time party thereto, the Agent and the other parties from time to time party thereto.

RECITALS:

WHEREAS, pursuant to the Share Purchase Agreement, dated as of August 23, 2019 (the “Signing Date”) (together with the schedules thereto and any disclosure letter delivered pursuant thereto, as amended, supplemented or modified from time to time, the “Purchase Agreement”), by and among the Canadian Borrower, as purchaser, and Swallowfield plc, incorporated in England and Wales with registered number 01975376 whose registered office is at Swallowfield House, Station Road, Wellington, Somerset, TA21 8NL, as the seller, the Canadian Borrower intends to acquire the Sale Shares (as defined in the Purchase Agreement) in Curzon Supplies Limited (the “Target”), incorporated in England and Wales with registered number 11911041 whose registered office is at Swallowfield House, Station Road, Wellington, Somerset, TA21 8NL (the “Acquisition”), and in connection therewith, the Borrowers will obtain Incremental Term Loans (as defined in Section 2 below), the proceeds of which will be used, together with cash on hand, to finance the Acquisition (including any working capital and/or purchase price adjustments and the payment of all or a portion of the related transaction costs) (collectively, the “Transactions”).

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrowers wish to increase the aggregate principal amount of the Initial Term Loans, and the Incremental Term Loan Lenders have agreed to provide Incremental Term Loans in an aggregate principal amount of US$105,000,000 and with the terms set forth in this Agreement and the Credit Agreement (the “Incremental Term Facility”) (it being understood that such Incremental Term Loans will, taken together with the Initial Term Loans made under the Credit Agreement on the Closing Date, comprise a single Class of Term Loans under the Credit Agreement, having identical terms as set forth herein to the Initial Term Loans).

WHEREAS, pursuant to Sections 2.22(g) and 9.02(b) of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.22 of the Credit Agreement through an Incremental Amendment executed by the Borrowers, the Agent and each Incremental Term Loan Lender providing an Incremental Term Commitment (as defined below).

WHEREAS, Section 9.02(d) of the Credit Agreement provides that if the Agent and the Borrower Representative have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Agent and the Borrower Representative shall be permitted to amend such provision without the consent of any Lender solely to address such matter as reasonably determined by them acting jointly.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 1 Closing Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2. Incremental Term Loans.

(a) Each Incremental Term Loan Lender party hereto severally agrees to make, on the Amendment No. 1 Closing Date, term loans (collectively, the “Incremental Term Loans”) in US Dollars to the Borrowers in an amount equal to the commitment amount set forth next to such Incremental Term Loan Lender’s name in Schedule 1 hereto under the caption “Incremental Term Commitment” (the “Incremental Term Commitment”) on the terms and subject solely to the conditions set forth in this Agreement. The Incremental Term Loan Lender’s Incremental Term Commitment shall terminate on the Amendment No. 1 Closing Date (immediately after giving effect to the Borrowing of Incremental Term Loans on such date). Incremental Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed. The Borrowers shall utilize the proceeds of the Incremental Term Loans made on the Amendment No. 1 Closing Date, together with cash on hand, to (i) finance the Acquisition (including any working capital and/or purchase price adjustments), (ii) pay interest, fees, premiums, expenses and other transaction costs in connection with the foregoing and (iii) for general corporate purposes.

(b) If the Borrowers request to have the Incremental Term Loans be LIBO Rate Loans, the Agent and each Incremental Term Loan Lender party hereto hereby consents to an Interest Period for the Incremental Term Loans beginning on the Amendment No. 1 Closing Date and ending on the last day of the Interest Period then in effect with respect to the Initial Term Loans.

SECTION 3. Amendments to Credit Agreement. The following amendments are made to the Credit Agreement to effect the foregoing:

(a) Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Amendment No. 1” means the Incremental Amendment (Amendment No. 1 to Credit Agreement), dated as of August 22, 2019, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Closing Date” has the meaning set forth in Amendment No. 1 and occurred on August 22, 2019.

“2019 Incremental Term Loans” means the Incremental Term Loans (as defined in Amendment No. 1) in an aggregate principal amount of US$105,000,000, incurred by the Borrowers on the Amendment No. 1 Closing Date.

“French Security Documents” means together and each of (i) the French law governed securities account pledge agreement to be entered into between, inter alios, KDC/ONE Europe SAS, as pledgor and the Administrative Agent in relation to the securities account opened in the books of Aaxen SAS in the name of KDC/ONE Europe SAS and on which are registered all the shares of Aaxen SAS held by KDC/ONE Europe SAS, and the related statement of pledge; (ii) the French law governed bank accounts pledge agreement to be entered into between, inter alios, KDC/One Europe SAS, as pledgor, and the Administrative Agent in relation to the bank accounts opened in France in the name of KDC/One Europe SAS, (iii) the French law governed securities account pledge agreement to be entered into between, inter alios, Knowlton Development Corporation, Inc., as pledgor and the Administrative Agent in relation to the securities account opened in the books of KDC/One Europe SAS in the name of Knowlton Development Corporation, Inc. and on which are registered all the shares of KDC/One Europe SAS held by Knowlton Development Corporation, Inc., and the related statement of pledge; and (iv) any other Collateral Document governed by the laws of France and entered into from time to time in accordance with the terms of the Loan Documents, in each case, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.”

(b) The definition of “Initial Term Loan Lender” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “; provided, that any Lender that holds 2019 Incremental Term Loans shall be deemed to be an Initial Term Loan Lender for all purposes hereunder”, immediately after the words “Initial Term Loan Commitment” contained therein.

(c) The definition of “Initial Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by (1) inserting “(a)” after the word “means” and (2) inserting the words “and (b) the 2019 Incremental Term Loans. The aggregate principal amount of Initial Term Loans outstanding as of the Amendment No. 1 Closing Date (after giving effect to the making of the 2019 Incremental Term Loans) is $522,375,000.00” after the words “Section 2.01(a)” contained therein.

(d) Section 5.11 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 5.11 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (i) on the Closing Date to (x) finance a portion of the Transactions (including original issue discount or upfront fees and the payment of Transaction Costs), any purchase price adjustments under the Share Purchase Agreement (including with respect to the amount of any cash, cash equivalents, marketable securities and/or working capital to be acquired) and capital expenditures, in the case of this clause (x), in each case, in an aggregate principal amount not to exceed US$7,500,000 and (y) for ordinary course working capital purposes and (ii) after the Closing Date, for ordinary course working capital purposes and other general corporate purposes of the Borrowers and their subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). The Borrowers shall use the proceeds of the Swingline Loans made after the Closing Date to finance the working capital needs and other general corporate purposes of the Borrowers and their subsidiaries and any other purpose not prohibited by the terms of the Loan Documents. The Borrowers shall use proceeds of the Initial Term Loans to effect all or a portion of the Refinancing, finance all or a portion of the Transactions (including original issue discount or upfront fees, working capital and/or purchase price adjustments and the payment of Transaction Costs) and for general corporate purposes. No part of the proceeds of any Loan (including the 2019 Incremental Term Loans) will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X. The Borrowers shall use the proceeds of the 2019 Incremental Term Loans as permitted under Amendment No. 1. The Borrowers shall use the proceeds of the Incremental Term Loans (other than the 2019 Incremental Term Loans) for working capital, capital expenditures and other general corporate purposes of the Borrowers and their subsidiaries (including for Restricted Payments, Investments, Permitted Acquisitions and any other purpose not prohibited by the terms of the Loan Documents).

(e) Section 2.22(a)(v) of the Credit Agreement is hereby amended by inserting the word “not” after the words “final maturity date which is” contained in clause (B) thereof.

(f) Section 2.10(a)(i) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.10(a)(i) The Borrowers hereby unconditionally promise to repay the Initial Term Loans made to them in US Dollars to the Administrative Agent for the account of each Initial Term Lender (A) commencing October 31, 2019, on the last Business Day of each April, July, October and January prior to the Initial Term Loan Maturity Date (each such date being referred to as an “Term Loan Installment Date”), in each case, in an amount equal to US$1,576,319.10 (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the applicable Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(g) A new Section 9.28 is inserted as follows:

Section 9.28 Appointment of the Administrative Agent under French law

Without limiting any other rights of the Collateral Agent under the Credit Agreement, in relation to the French Security Documents and the French law Collateral created thereunder (the “French Law Collateral”):

(a) the Administrative Agent, on behalf of each of the Lenders and the Issuing Banks:

(i) irrevocably and unconditionally appoints the Collaeral Agent to act as “agent des sûretés” (security agent) pursuant to articles 2488-6 and following of the French Code civil for the purpose of taking, registering, managing and enforcing any French Law Collateral in the name of the Administrative Agent for the benefit of such Lenders and such Issuing Banks;

(ii) irrevocably authorizes, empowers and directs the Collateral Agent (by the Collateral Agent or by such person(s) as it may nominate) to perform the duties and to exercise the rights, powers, prerogatives and discretions that are specifically granted to it under or in connection with the French Law Collateral, to take any action and exercise any right, power, prerogative and discretion upon the terms and conditions set out in this Agreement or under or in connection with the French Security Documents and more generally to take any action to protect the rights of the Lenders and the Issuing Banks under or in connection with any French Law Collateral created thereunder, in each case together with any other right, power, prerogative and discretion which are incidental thereto; and

(iii) confirms that the appointment of the Collateral Agent under this Section 9.28 shall remain in full force and effect until termination and payment in full of all Obligations; and

(b) the Collateral Agent accepts its appointment as “agent des sûretés” pursuant to this Section 9.28; and

(c) acknowledges that it shall act in its name for the benefit of (au profit de) the Secured Parties for the purposes of the French Security Documents;

in each case, in accordance with articles 2488-6 and following of the French Code civil and the provisions of this Agreement, and accordingly any action taken by the Collateral Agent in connection with or for the purposes of the French Law Collateral and the French Security Documents in accordance with this Agreement and the French Security Documents shall be deemed to be taken by the Collateral Agent acting as agent des sûretés in its own name and for the benefit of the Lenders and the Issuing Banks.

Any change of the Collateral Agent (remplacement conventionnel or remplacement judiciaire) appointed pursuant to this Section 9.28 shall be made in accordance with Article 8 and/or article 2488-11 of the French Code civil.

SECTION 4. Terms of the Incremental Term Loans Generally. On the Amendment No. 1 Closing Date, after giving effect to the Incremental Term Loans hereunder, (a) each Incremental Term Loan Lender shall become a “Lender” and an “Initial Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (b) each Incremental Term Loan shall constitute a “Loan” and shall be deemed to be an “Initial Term Loan” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall be on identical terms as the Initial Term Loans made on the Closing Date, as contemplated hereby, and shall, together with the Initial Term Loans, constitute a single Class of Term Loans under the Credit Agreement. The parties hereto hereby consent to the incurrence of the Incremental Term Loans on the terms set forth herein. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Incremental Term Loans shall be deemed satisfied and the incurrence of the Incremental Term Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 5. Representations of the Borrower. After giving effect to this Agreement, each of the Loan Parties represents and warrants that the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents will be true in all material respects on and as of the Amendment No. 1 Closing Date; provided that (A) to the extent that any such representation or warranty expressly relates to an earlier date such representation or warranty will be true in all material respects as of such earlier date and (B) if such representation or warranty is qualified by or subject to a “material respects”, “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty will be true in all respects; provided, further, that the representation and warranty set forth in Section 3.12 of the Credit Agreement shall be made with respect to Holdings and its subsidiaries (other than the Target); provided, further, that the only representations and warranties the accuracy of which shall be a condition to the availability and funding of the Incremental Term Facility on the Amendment No. 1 Closing Date shall be the representations and warranties set forth in Sections 6(h) and 6(i) hereof.

SECTION 6. Conditions to the Amendment No. 1 Closing Date. This Agreement shall become effective as of the first date when each of the following conditions shall have been satisfied (the date of satisfaction of such conditions and the funding of the Incremental Term Loans, “Amendment No. 1 Closing Date”):

(a) with respect to the establishment of the Incremental Term Commitment and the consummation of the other amendments set forth in this Agreement, the Initial Incremental Lead Arranger shall have received from the Agent, the Incremental Term Loan Lenders, the Borrowers and each other Loan Party, an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Incremental Lead Arrangers) that such party has signed a counterpart hereof;

(b) the Borrower Representative shall have delivered a Borrowing Request (with respect to the Incremental Term Loans) to the Initial Incremental Lead Arranger (with a copy to the Agent) at least one Business Day prior to the Amendment No. 1 Closing Date;

(c) the Incremental Term Loan Lenders and Incremental Lead Arrangers shall have received, at least three business days prior to the Amendment No. 1 Closing Date, (i) all documentation and other information about any Loan Party reasonably requested by any Incremental Term Loan Lender or Incremental Lead Arranger in writing with respect to any Loan Party, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent reasonably requested in writing by such Incremental Term Loan Lender or the Incremental Lead Arranger, as applicable, at least ten business days prior to the Amendment No. 1 Closing Date;

(d) prior to or substantially concurrently with the funding of the Incremental Term Loans hereunder, the Incremental Lead Arranger and the Incremental Term Loan Lenders shall have received (i) all fees required to be paid by the Borrower Representative on the Amendment No. 1 Closing Date, pursuant to the Amended and Restated Fee Letter, dated as of July 26, 2019, by and among the Borrower Representative and the Incremental Lead Arrangers and (ii) all reasonable and documented out-of-pocket expenses to be paid by the Borrower Representative to the Incremental Lead Arrangers and any Incremental Term Loan Lender on the Amendment No. 1 Closing Date for which reasonably detailed invoices have been delivered to the Borrower Representative at least three Business Days prior to the Amendment No. 1 Closing Date or such later date to which the Borrower Representative may agree, in each case, on or before the Amendment No. 1 Closing Date, which amounts may be offset against the proceeds of the Incremental Term Loans;

(e) the Initial Incremental Lead Arranger shall have received (i) a certificate of each Loan Party, dated as of the Amendment No. 1 Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent formation document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or equivalent certification in the case of any Canadian Loan Party), which certificate or articles of incorporation, formation or organization (or equivalent formation document) have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 1 Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) a true and complete copy of the resolutions or written consents, as applicable, of its board of directors, board of managers, members or other applicable governing body authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrowers, the borrowings hereunder, which resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign this Agreement on the Amendment No. 1 Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization;

(f) the Initial Incremental Lead Arranger (or its counsel) shall have received, on behalf of the Agent and the Incremental Term Loan Lenders, a customary written opinion of (i) Weil, Gotshal & Manges LLP, counsel to the US Loan Parties, dated the Amendment No. 1 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders and (ii) Fasken Martineau DuMoulin LLP, counsel to the Canadian Loan Parties, dated the Amendment No. 1 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders;

(g) prior to, or substantially concurrently with, the initial funding of the Incremental Term Facility, the Acquisition shall be consummated in all material respects in accordance the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by the Canadian Borrower that are materially adverse to the interests of the Incremental Term Loan Lenders in their capacities as such, unless consented to in writing by the Incremental Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that (a) any reduction in the purchase price of less than 10.0% or in accordance with the Purchase Agreement (including pursuant to any working capital adjustment provision set forth in the Purchase Agreement) shall be deemed not to be materially adverse, (b) any other reduction in the purchase price shall be deemed not to be materially adverse so long as such decrease is allocated to reduce the Incremental Term Facility and (c) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded by amounts available to be drawn under the Revolving Facility on the Amendment No. 1 Closing Date;

(h) the representations made by or on behalf of the Target, its subsidiaries or their respective businesses in the Purchase Agreement that are material to the interests of the Incremental Term Loan Lenders shall be true and correct on and as of the Amendment No. 1 Closing Date (but only to the extent that the Borrower Representative or its Affiliates has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Purchase Agreement or decline to consummate the Acquisition as a result of a breach of such representations); provided, that, to the extent that such representations specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period;

(i) the Specified Representations shall be true and correct in all material respects on and as of the Amendment No. 1 Closing Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that each reference to “Closing Date” set forth in the definition of “Specified Representations” shall, for the purposes of this clause (i), be a reference to the Amendment No. 1 Closing Date; provided, further, that the representation and warranty set forth in Section 3.12 of the Credit Agreement shall be made as of the Amendment No. 1 Closing Date with respect to Holdings and its subsidiaries (other than the Target); provided, further, that each reference to “Closing Date” set forth in Section 3.12 of the Credit Agreement shall, for the purposes of this clause (i), be a reference to the Amendment No. 1 Closing Date; and

(j) the Incremental Lead Arranger shall have received a certificate, duly executed by a Responsible Officer of the Borrower Representative, certifying as to (i) the satisfaction of the conditions referred to in clauses (h) and (i) of this Section 6 and (ii) that no Event of Default under clauses (a), (f) and (g) of Section 7.01 of the Credit Agreement shall have occurred and be continuing as of the Signing Date, after giving effect to the Transactions.

SECTION 7. Governing Law.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT THE GOVERNING LAW OF PURCHASE AGREEMENT SHALL GOVERN IN DETERMINING WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

(b) The jurisdiction and waiver of jury trial provisions in Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 8. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Loan Guaranty, the Security Agreements and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” as such terms are defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (iii) notwithstanding the effectiveness of the terms hereof, the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Loan Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, as contemplated by this Agreement.

SECTION 9. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 10. Waiver. Neither the Agent nor any of its Affiliates shall be liable to the Borrowers, any other Loan Party, any Incremental Term Loan Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent, or any of their respective Affiliates, taking any action in accordance with the terms of the Credit Agreement and this Agreement, as applicable, except to the extent the Agent or its Affiliates would be liable for such losses, costs, damages or liabilities pursuant to the terms of the Credit Agreement.

SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Borrowers, the other Loan Parties, the Agent and the Incremental Term Loan Lender signatory hereto on the date hereof and when the Initial Incremental Lead Arranger has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein. To the extent required by the Credit Agreement, each of the Borrowers and the Agent hereby consent to each Incremental Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 1 Closing Date. For only the purpose of Section 9.05 of the Credit Agreement, the Borrower Representative, hereby consents to the assignments by Jefferies Finance LLC, in its capacity as an Incremental Term Loan Lender under this Agreement, in a manner otherwise in accordance with the Credit Agreement (as amended by this Agreement), of the Incremental Term Loans made by it on the Amendment No. 1 Closing Date solely to the institutions and solely in the amounts previously agreed upon by the Incremental Lead Arrangers and the Borrower Representative, and the Agent hereby waives the payment of any processing and recordation fee otherwise payable under Section 9.05(b)(ii)(C) in connection with such assignments. Notwithstanding anything to the contrary contained herein, this Section 12 shall not operate to consent to any assignment to a Disqualified Institution and any such assignment by Jefferies Finance LLC to a Disqualified Institution shall be prohibited and subject to the same remedies as set forth in Section 9.05(f) of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDINGS:

KNOWLTON DEVELOPMENT HOLDCO, lNC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

BORROWERS:

KDC US HOLDINGS, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

[Signature Page – Amendment No. 1 to Credit Agreement]

GUARANTORS:

THIBIANT INTERNATIONAL, INC.
AROMAIR FINE FRAGRANCE COMPANY
CHEMAID LABORATORIES, INC.
KDC US FINCO, INC.
KOLMAR LABORATORIES, INC.
NORTHERN LABS, lNC.
TRI-TECH LABORATORIES, INC.
ACUPAC PACKAGING, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

[Signature Page – Amendment No. 1 to Credit Agreement]

JEFFERIES FINANCE LLC, as Incremental
Term Loan Lender

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

[Signature Page – Amendment No. 1 to Credit Agreement]

UBS AG, STAMFORD BRANCH, as Agent

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

By:	/s/ Nima Gandhi
	Name:	Nima Gandhi
	Title:	Associate Director

[Signature Page – Amendment No. 1 to Credit Agreement]

SCHEDULE 1

Incremental Term Commitment

Name of Incremental Term Loan Lender	Incremental Term Commitment
Jefferies Finance LLC	US$105,000,000
TOTAL: US$105,000,000